UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

SIMPLEPONS, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 21, 2013, Simplepons, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware effecting a one for fifty reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a name change of the Company to Eco-Shift Power Corp. (the “Name Change”). The Company is in the process of notifying the Financial Industry Regulatory Authority (“FINRA”) of the Reverse Stock Split and Name Change. The Reverse Stock Split will be effective in the marketplace upon FINRA approval, which the Company expects to occur on or about November 26, 2013, at which time every fifty (50) shares of the Company's issued and outstanding common stock were automatically converted into one (1) issued and outstanding share of the Company's common stock, without any change in the par value per share. The Certificate of Amendment provides that no fractional shares will be issued. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Company's common stock will continue on the OTC Markets on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company's common stock following the Reverse Stock Split is 27888E 109.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Simplepons, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: November 22, 2013	By:	/s/ Gilbert Wood
Name: Gilbert Wood
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Simplepons, Inc.